Exhibit 99.1

News Release

For information contact:
C. Brian Strickland	Lauren Harris
EVP, CFO, Treasurer & Corporate Secretary	Vice President, Marketing & Communications
(407) 650-1510	(407) 650-1205

CNL Hotels & Resorts Reports Strong Results for Third Quarter 2005
Fueled by 12.4% RevPAR Growth

(ORLANDO, Fla.) November 16, 2005 - CNL Hotels & Resorts, Inc., the nation’s second largest hotel real estate investment trust, today announced results for the third quarter ended September 30, 2005. The following results are compared to the third quarter or year-to-date periods ended September 30, 2004.

Third Quarter & Year-to-Date Highlights
▪	Total revenue increased 14.1% to $336.8 million for the quarter, and 31.3% to $1.1 billion year-to-date.
▪
Revenue per available room (“RevPAR”) for adjusted comparable properties, as defined in the attached Notes to Financial and Portfolio Information, increased 12.4% for the quarter, resulting from a 2.8 percentage point increase in occupancy to 76.9% and an 8.4% increase in average daily room rate (“ADR”). RevPAR for adjusted comparable properties increased 10.0% year-to-date.

▪
Hotel and resort operating profit margin for adjusted comparable properties, as defined in the attached Notes to Financial and Portfolio Information, was 27.3% for the quarter, representing a 2.7 percentage point increase. Hotel and resort operating profit margin for adjusted comparable properties increased 1.6 percentage points to 31.0% year-to-date.

▪	Net loss decreased 45.0% to $18.6 million for the quarter, and net income increased to $23.2 million year-to-date from a loss of $28.6 million in 2004.
▪	Adjusted EBITDA, as defined in the attached Notes to Financial and Portfolio Information, increased 17.0% to $77.3 million for the quarter, and 38.2% to $306.1 million year-to-date.
▪
Adjusted Funds from Operations, as defined in the attached Notes to Financial and Portfolio Information, per diluted share increased 62.5% to $0.13 for the quarter, and increased 22.7% to $0.92 year-to-date.

▪
Closed a $200 million senior secured revolving credit facility, using $73 million to retire the remaining balance of a $353 million secured term loan. Additional long-term debt reductions of $109 million were made with sales proceeds from the disposition of five non-strategic assets.

“We are pleased with the exceptional results generated in this quarter, driven by strong RevPAR and margin growth and further improvements in Adjusted EBITDA and Adjusted FFO,” stated Thomas J. Hutchison III, chief executive officer. “We believe that our strategic focus on luxury and upper-upscale properties, strengthened financial position and aggressive portfolio management have collectively contributed to this quarter’s performance and the continued stabilization of our portfolio. As lodging demand is expected to maintain momentum and outpace supply growth, we look to the remainder of 2005 and 2006 with great enthusiasm. Our commitment to build a portfolio of world-class assets, harvest value and maximize internal growth is delivering results, and we are excited about the future of CNL Hotels & Resorts.”

Operating Performance
RevPAR for the Company’s 87 adjusted comparable properties increased by 12.4% to $104.89 in the third quarter as compared to the same period of 2004, resulting from a 2.8 percentage point increase in occupancy to 76.9% and an 8.4% gain in ADR to $136.40. For the 87 adjusted comparable properties, hotel and resort operating profit margin improved in the third quarter by 2.7 percentage points to 27.3%. For the nine months ended September 30, 2005, RevPAR for adjusted comparable properties increased by 10.0% to $108.51, resulting from a 6.5% gain in ADR to $142.71 and a 2.4 percentage point increase in occupancy to 76.0%.

RevPAR for the Company’s consolidated 29 luxury resort and upper-upscale adjusted comparable properties posted an increase of 12.1% to $126.13 for the quarter, and hotel and resort operating profit margin improved by 2.9 percentage points. Year-to-date, RevPAR for these adjusted comparable properties increased 8.3% and hotel and resort operating profit margin improved by 1.4 percentage points. The Company’s 48 properties, which have undergone or are currently undergoing a change in management company or brand affiliation and/or repositioning through renovation, have posted a RevPAR gain of 14.8% and hotel and resort operating profit margin improved 3.2 percentage points for the quarter. Year-to-date, RevPAR for these properties increased 12.9% and hotel and resort operating profit margin improved by 2.6 percentage points.

John A. Griswold, president and chief operating officer, stated, “This quarter was a highly productive period for our properties, outperforming our expectations with a double-digit increase in RevPAR for adjusted comparable properties. In particular, our luxury and upper-upscale assets posted significant overall growth, primarily in West Coast markets.” For the lodging industry, third quarter RevPAR growth increased 24.3% in Oahu, 17.4% in San Francisco and 14.6% in Phoenix, according to Smith Travel Research.

Balance Sheet& Financing Activities
Significant capital events during the quarter included the closing of a new $200 million senior secured revolving credit facility, thereby bolstering the Company’s liquidity and providing greater flexibility. Approximately $73 million in revolver proceeds were used to retire the remaining balance of a $353 million senior secured term loan. The Company also retired $109 million of long-term debt with proceeds from the sale of five non-strategic assets.

“The closing of our new revolver and the further reduction of long-term debt demonstrate our continued focus on enhancing liquidity and overall capital structure,” stated C. Brian Strickland, executive vice president and chief financial officer. “Through executing a disciplined balance sheet strategy, we have greater financial flexibility and are positioned to capture selective acquisition and growth opportunities.”

Dispositions
During the third quarter, the Company completed its previously announced sale of five non-strategic hotel properties to Pyramid Hotel Opportunity Venture LLC for $109 million and a gain of approximately $3.0 million, net of a loss on extinguishment of debt of $2.3 million and closing and related transaction expenses. The Company also sold the Lake Lanier Islands Resort to LLI Management Company, LLC for a total purchase price of $24.5 million and a gain of approximately $12.0 million.

Subsequently, in November 2005, the Company reported that the partnership in which it has a 49% interest completed the sale of the Waikiki Beach Marriott Resort to an affiliate of Whitehall Street Global Real Estate Limited Partnership 2005 for approximately $279 million. In connection with the closing, the Company received approximately $50.1 million in distributions.

The Company has also entered into an agreement to sell its interest in the venture that owns the Hotel del Coronado, resulting in expected net proceeds of approximately $166 million and an estimated gain of approximately $141 million. The transaction is expected to close in the first quarter of 2006 and is subject to certain closing conditions. There can be no assurance that the sale will be completed.

Through November 14, 2005 of this year, in connection with the sale of 39 properties, the Company received total gross proceeds of approximately $650.1 million, with $541 million of the received proceeds being used to retire long-term debt. The Company intends to use net proceeds from the Waikiki Beach Marriott Resort and Hotel del Coronado transactions primarily for the acquisition of luxury resorts and upper-upscale properties, as well as other general corporate purposes.

Other Highlights
Total capital expenditures invested year-to-date were $80.8 million, with an additional $41.4 million planned for the fourth quarter of 2005. Renovation and development projects are currently underway at Doral Golf Resort & Spa, A Marriott Resort; JW Marriott Desert Ridge Resort & Spa; Capital Hilton; Rye Town Hilton and Baltimore-Washington International Airport Marriott, among others.

“As a result of our recently completed capital improvement efforts, we are seeing positive results at the property level in the form of higher rates and occupancy levels. In addition to several significant lobby, restaurant and ballroom projects in process, we will be implementing new bedding packages at the majority of our Marriott and KSL Resorts managed properties by year-end, which we believe is one of the centerpieces of the guest experience,” added Mr. Griswold.

Hurricane Updates
The Company’s three hotel properties located in the path of Hurricane Katrina were relatively undamaged by the storm, though the effects to New Orleans resulted in the temporary closure of the JW Marriott located on Canal Street. While the storm’s impact is not significant on third quarter results, the Company anticipates that it will take a period of time for the property to return to historic performance levels.

Subsequent to the quarter, the Company reported that its five properties in South Florida were relatively undamaged by Hurricane Wilma. Of those properties that sustained damage from the hurricanes, all are fully operational with the exception of the Hampton Inn Fort Lauderdale-Cypress Creek which remains temporarily closed.

About CNL Hotels & Resorts, Inc.
CNL Hotels & Resorts, Inc. owns one of the most distinctive portfolios in the lodging industry. With a focus on luxury resorts and upper-upscale properties, the company has approximately $5.8 billion in total assets with 93 hotels and resorts across North America that operate under independent brands and corporate brands such as Marriott, Hilton and Hyatt. For more information, please visit www.cnlhotels.com.

The Company references non-GAAP financial measures and operating measures within the meaning of the rules of the Securities and Exchange Commission, such as FFO, Adjusted FFO per diluted share, EBITDA, and Adjusted EBITDA; and RevPAR, ADR, occupancy, and hotel and resort operating profit margin. For further information regarding these measures and why the Company believes these non-GAAP financial measures and operating measures are helpful in understanding the Company’s performance, refer to the accompanying “Financial and Portfolio Information” section.

- Attachments to Follow -

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the expected closing on the sale of the Hotel del Coronado, planned use of proceeds, future acquisitions and investments, lodging demand and group travel, momentum, enhanced liquidity position, amount of proceeds and gain, and other statements that are not historical facts, and/or statements containing words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," “could”, "target(s)," "project(s)," "will," "believe(s)," "seek(s)," "estimate(s)" and similar expressions. These statements are based on management's current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the failure of closing conditions to be satisfied, a change in the planned use of proceeds, the inability to acquire properties that meet the Company’s investment objectives, changes in market conditions for hotels and resorts; continued ability to finance acquired properties in the asset backed securities markets; changes in interest rates and financial and capital markets; changes in generally accepted accounting principles and tax laws and the application thereof; the occurrence of terrorist activities or other disruptions to the travel and leisure industries; availability of attractive acquisition opportunities; and such other risk factors as may be discussed in our annual report on Form 10-K and other filings with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

CNL Hotels & Resorts, Inc.

Financial and Portfolio Information

CNL Hotels & Resorts, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS -UNAUDITED

(in thousands, except per share data)

	September 30, 2005	December 31, 2004
ASSETS
Hotel and resort properties, net	$4,349,732	$4,408,710
Investments in unconsolidated entities	—	10,248
Assets held for sale	—	549,959
Cash and cash equivalents	126,822	107,067
Restricted cash	185,131	140,761
Receivables, less allowance for doubtful accounts of $1,777 and $1,545, respectively	91,867	81,284
Goodwill	552,425	515,192
Intangibles, less accumulated amortization of $15,432 and $7,196, respectively	388,740	397,069
Prepaid expenses and other assets	71,232	58,937
Loan costs, less accumulated amortization of $27,995 and $17,205, respectively	34,956	47,818
	$5,800,905	$6,317,045
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages payable	$3,065,334	$3,186,097
Liabilities associated with assets held for sale	—	339,148
Accounts payable and accrued expenses	192,779	181,847
Other liabilities	32,271	31,042
Distributions and losses in excess of investments in unconsolidated entities	6,013	--
Due to related parties	42,182	5,885
Membership deposits	226,961	214,246
Total liabilities	3,565,540	3,958,265
Commitments and contingencies
Minority interests	125,568	148,825
Stockholders’ equity:
Preferred stock, without par value. Authorized and unissued 1,500 shares	—	—
Excess shares, $.01 par value per share. Authorized and unissued 31,500 shares	—	—
Common stock, $.01 par value per share. Authorized 225,000 shares; issued 157,903 and 156,167 shares, respectively; outstanding 152,876 and 152,913 shares, respectively	1,530	1,531
Capital in excess of par value	2,740,395	2,740,430
Accumulated distributions in excess of net income	(634,508)	(527,790)
Accumulated other comprehensive income (loss)	2,380	(4,216)
Total stockholders’ equity	2,109,797	2,209,955
	$5,800,905	$6,317,045

CNL Hotels & Resorts, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Room	$207,752	$179,314	$640,596	$499,002
Food and beverage	78,642	67,955	287,817	210,592
Other hotel and resort operating departments	43,093	40,346	156,227	104,852
Rental income from operating leases	5,014	6,304	11,909	19,480
Interest and other income	2,320	1,285	4,523	4,608
	336,821	295,204	1,101,072	838,534
Expenses:
Room	48,721	43,106	146,773	117,614
Food and beverage	57,621	52,542	191,932	151,046
Other hotel and resort operating departments	28,843	26,389	93,163	64,060
Property operations	67,342	59,208	191,606	156,415
Repairs and maintenance	14,827	13,690	44,048	36,200
Hotel and resort management fees	10,963	8,663	32,554	23,510
Sales and marketing	20,583	17,837	63,080	50,798
Credit enhancement funding	(985)	(7,033)	(1,716)	(15,781)
General operating and administrative	8,020	7,197	19,817	15,354
State and local taxes	1,053	1,632	5,033	4,058
Asset management fees to related party	6,646	6,546	21,364	18,792
Depreciation and amortization	48,546	41,723	143,284	107,011
	312,180	271,500	950,938	729,077

Operating profit	24,641	23,704	150,134	109,457

Interest and loan cost amortization	(55,553)	(49,086)	(157,895)	(113,973)
Gain on sale of common stock	—	—	—	8,026
Transaction costs	(2,865)	(2,436)	(3,825)	(9,493)
Loss on extinguishment of debt	(2,153)	(1,852)	(6,359)	(15,889)
Gain (loss) on termination of hedges	202	3,498	(1,142)	3,498
Loss before equity in losses of unconsolidated entities, minority interests, and (expense) benefit from income taxes	(35,728)	(26,172)	(19,087)	(18,374)
Equity in losses of unconsolidated entities	(3,990)	(7,023)	(13,210)	(13,055)
Minority interests	(2,068)	(2,022)	(7,784)	(7,959)
Loss from continuing operations before (expense) benefit from income taxes	(41,786)	(35,217)	(40,081)	(39,388)
(Expense) benefit from income taxes	(291)	(396)	2,369	(1,527)
Loss from continuing operations	(42,077)	(35,613)	(37,712)	(40,915)
Discontinued operations, net of income taxes	23,463	1,800	60,904	12,266
Net (loss) income	$(18,614)	$(33,813)	$23,192	$(28,649)
(Loss) earnings per share of common stock (basic and diluted):
Continuing operations	$(0.27)	$(0.23)	$(0.25)	$(0.28)
Discontinued operations	0.15	0.01	0.40	0.08
	$(0.12)	$(0.22)	$0.15	$(0.20)
Weighted average number of shares of common stock outstanding:
Basic and diluted	152,876	152,140	152,873	146,468

The following is a reconciliation of net (loss) income to FFO and FFO per diluted share for the three and nine months ended September 30 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005 (1)	2004 (2)	2005 (3)	2004 (4)
Net (loss) income	$(18,614)	$(33,813)	$23,192	$(28,649)
Adjustments:
Effect of depreciation of real estate assets of unconsolidated entities	3,554	3,513	10,558	10,656
Effect of depreciation of real estate assets of minority interest	(2,963)	(3,165)	(9,533)	(9,213)
Depreciation of real estate assets	45,088	44,585	143,187	118,280
Gain on sale of real estate assets	(17,436)	(310)	(67,298)	(310)
Funds from operations	$9,629	$10,810	$100,106	$90,764
Weighted average shares (basic and diluted)	152,876	152,140	152,873	146,468
FFO per share (basic and diluted)	$0.06	$0.07	$0.65	$0.62
_____________________

(1)
Results of operations for the three months ended September 30, 2005 does not include $4.1 million in net cash flows received for member deposits and includes $3.7 million of loss on extinguishment of debt and $2.9 million of transaction costs.

(2)
Results of operations from the three months ended September 30, 2004 does not include $0.7 million in net cash flows received for member deposits and includes $1.9 million of loss on extinguishment of debt.

(3)
Results of operations for the nine months ended September 30, 2005 does not include $12.7 million in net cash flows received for member deposits and includes $15.6 million of loss on extinguishment of debt and $3.8 million of transaction costs.

(4)
Results of operations for the nine months ended September 30, 2004 does not include $5.1 million in net cash flows received for member deposits and includes a gain of $8.0 million from the sale of common stock, a loss of $15.9 million from the extinguishment of debt and transaction costs of $9.5 million related to the underwritten offering and two acquisitions we are no longer pursuing.

The following is a reconciliation of loss from continuing operations to EBITDA for the three and nine months ended September 30 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005 (1)	2004 (2)	2005 (3)	2004 (4)
Loss from continuing operations	$(42,077)	$(35,613)	$(37,712)	$(40,915)
Adjustments:
Interest and loan cost amortization	55,553	49,086	157,895	113,973
Income tax (benefit) expense	291	396	(2,369)	1,527
Depreciation and amortization	48,546	41,723	143,284	107,011
EBITDA	$62,313	$55,592	$261,098	$181,596
_______________________

(1)
Results of operations for the three months ended September 30, 2005 does not include $4.1 million in net cash flows received for member deposits and includes $2.2 million of loss on extinguishment of debt and $2.9 million of transaction costs.

(2)
Results of operations for the three months ended September 30, 2004 does not include $0.7 million in net cash flows received for member deposits and includes $1.9 million of loss on extinguishment of debt.

(3)
Results of operations for the nine months ended September 30, 2005 does not include $12.7 million in net cash flows received for member deposits and includes $6.4 million of loss on extinguishment of debt and $3.8 million of transaction costs.

(4)
Results of operations for the nine months ended September 30, 2004 does not include $5.1 million in net cash flows received for member deposits and includes a gain of $8.0 million from the sale of common stock, a loss of $15.9 million from the extinguishment of debt and transaction costs of $9.5 million related to the underwritten offering and two acquisitions we are no longer pursuing.

The following is a reconciliation of net (loss) income to Adjusted FFO and Adjusted FFO per diluted share for the three and nine months ended September 30 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net (loss) income	$(18,614)	$(33,813)	$23,192	$(28,649)
Adjustments:
Effect of depreciation of real estate assets of unconsolidated entities	3,554	3,513	10,558	10,656
Effect of depreciation of real estate assets of minority interest	(2,963)	(3,165)	(9,533)	(9,213)
Depreciation of real estate assets	45,088	44,585	143,187	118,280
Gain on sale of real estate assets	(17,436)	(310)	(67,298)	(310)
Loss on extinguishment of debt of unconsolidated entities	—	—	6,901	—
Net membership cash flows	4,123	663	12,715	5,116
Gain on sale of common stock	—	—	—	(8,026)
(Gain) loss on termination of hedges	(202)	(3,498)	1,142	(3,498)
Transaction costs	2,865	2,436	3,825	9,493
Loss on extinguishment of debt	3,723	1,852	15,631	15,889
Adjusted funds from operations	$20,138	$12,263	$140,320	$109,738
Weighted average shares (basic and diluted)	152,876	152,140	152,873	146,468
Adjusted FFO per share (basic and diluted)	$0.13	$0.08	$0.92	$0.75

The following is a reconciliation of loss from continuing operations to Adjusted EBITDA for the three and nine months ended September 30 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Loss from continuing operations	$(42,077)	$(35,613)	$(37,712)	$(40,915)
Adjustments:
Interest and loan cost amortization	55,553	49,086	157,895	113,973
Income tax (benefit) expense	291	396	(2,369)	1,527
Depreciation and amortization	48,546	41,723	143,284	107,011
Minority interest adjustments	2,068	2,022	7,784	7,959
Equity method adjustments	3,990	7,023	13,210	13,055
Net membership cash flows	4,123	663	12,715	5,116
Gain on sale of common stock	—	—	—	(8,026)
(Gain) loss on termination of hedges	(202)	(3,498)	1,142	(3,498)
Transaction costs	2,865	2,436	3,825	9,493
Loss on extinguishment of debt	2,153	1,852	6,359	15,889
Adjusted EBITDA	$77,310	$66,090	$306,133	$221,584

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA - UNAUDITED

Unaudited Property Operating Data—Comparable Properties

For the Three Months Ended September 30, 2005

	Properties	Occupancy	Var. (ppt.) to 2004	ADR	Var. (%) to 2004	RevPAR	Var. (%) to 2004	Hotel & Resort Operating Profit Margin (2)	Var. (ppt.) to 2004
Consolidated
Luxury and Upper Upscale	29	75.2%	4.4	$167.74	5.5%	$126.13	12.1%	27.5%	2.9
Upscale	27	78.2	(0.2)	95.64	8.0	74.82	7.8	31.7	(1.3)
Midscale	25	76.7	2.7	81.89	7.5	62.83	11.4	30.4	(0.8)
Total Consolidated	81	76.2%	3.1	$135.20	6.8%	$102.96	11.3%	28.2%	2.1
Unconsolidated	3	86.2	2.0	150.60	17.4	129.84	20.1	21.6	5.5
Subtotal	84	77.3%	2.9	$137.14	8.1%	$106.00	12.4%	27.3%	2.5
Triple Net Lease (1)	6	72.3	(1.7)	108.69	13.0	78.54	10.3	30.2	5.3
Total	90	77.0%	2.7	$135.83	8.4%	$104.66	12.3%	27.4%	2.6

_____________________
(1)
Our operating results include only rental revenues received from third-party lessees of these properties, as we do not directly participate in their hotel operating revenues and expenses. Properties previously leased to third parties, which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	Hotel and resort operating profit margin is calculated as hotel and resort operating profit divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA - UNAUDITED

Unaudited Property Operating Data—Comparable Properties

For the Nine Months Ended September 30, 2005

	Properties	Occupancy	Var. (ppt.) to 2004	ADR	Var. (%) to 2004	RevPAR	Var. (%) to 2004	Hotel & Resort Operating Profit Margin (2)	Var. (ppt.) to 2004
Consolidated
Luxury Resort & Upper Upscale	25	75.2%	2.3	$148.97	5.6%	$111.98	9.0%	29.2%	2.4
Upscale	24	76.8	1.6	98.46	8.8	75.64	11.2	34.2	0.5
Midscale	25	73.1	2.3	82.38	7.8	60.23	11.4	29.9	(0.5)
Total Consolidated	74	75.1%	2.2	$122.53	6.6%	$92.05	9.7%	30.0%	1.8
Unconsolidated	3	84.8	3.5	166.31	10.3	141.07	15.0	28.5	3.2
Subtotal	77	76.4%	2.3	$128.89	7.3%	$98.46	10.7%	29.7%	2.1
Triple Net Lease (1)	6	72.5	1.4	111.15	12.7	80.59	15.0	30.1	5.4
Total	83	76.2%	2.3	$127.94	7.5%	$97.46	10.9%	29.7%	2.2

____________________
(1)
Our operating results include only rental revenues received from third-party lessees of these properties, as we do not directly participate in their hotel operating revenues and expenses. Properties previously leased to third parties, which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	Hotel and resort operating profit margin is calculated as hotel and resort operating profit divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA - UNAUDITED

Unaudited Property Operating Data—Adjusted Comparable Properties
For the Three Months Ended September 30, 2005

	Properties	Occupancy	Var. (ppt.) to 2004	ADR	Var. (%) to 2004	RevPAR	Var. (%) to 2004	Hotel & Resort Operating Profit Margin (2)	Var. (ppt.) to 2004
Consolidated
Luxury and Upper Upscale	29	75.2%	4.4	$167.74	5.5%	$126.13	12.1%	27.5%	2.9
Upscale	24	77.5	0.0	94.20	8.0	73.01	8.0	31.3	(0.6)
Midscale	25	76.7	2.7	81.89	7.5	62.83	11.4	30.4	(0.8)
Total Consolidated	78	76.0%	3.2	$135.87	6.7%	$103.21	11.4%	28.1%	2.3
Unconsolidated	3	86.2	2.0	150.60	17.4	129.84	20.1	21.6	5.5
Subtotal	81	77.1%	3.0	$137.76	8.1%	$106.28	12.5%	27.2%	2.6
Triple Net Lease (1)	6	72.3	(1.7)	108.69	13.0	78.54	10.3	30.2	5.3
Total	87	76.9%	2.8	$136.40	8.4%	$104.89	12.4%	27.3%	2.7

____________________
(1)
Our operating results include only rental revenues received from third-party lessees of these properties, as we do not directly participate in their hotel operating revenues and expenses. Properties previously leased to third parties, which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	Hotel and resort operating profit margin is calculated as hotel and resort operating profit divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA - UNAUDITED

Unaudited Property Operating Data—Adjusted Comparable Properties
For the Nine Months Ended September 30, 2005

	Properties	Occupancy	Var. (ppt.) to 2004	ADR	Var. (%) to 2004	RevPAR	Var. (%) to 2004	Hotel & Resort Operating Profit Margin (2)	Var. (ppt.) to 2004
Consolidated
Luxury Resort & Upper Upscale	29	75.1%	2.6	$173.85	4.6%	$130.59	8.3%	31.2%	1.4
Upscale	24	76.8	1.6	98.46	8.8	75.64	11.2	34.2	0.5
Midscale	25	73.1	2.3	82.38	7.8	60.23	11.4	29.9	(0.5)
Total Consolidated	78	75.1%	2.3	$141.04	5.6%	$105.92	9.0%	31.4%	1.2
Unconsolidated	3	84.8	3.5	166.31	10.3	141.07	15.0	28.5	3.2
Subtotal	81	76.2%	2.5	$144.29	6.3%	$109.98	9.9%	31.0%	1.5
Triple Net Lease (1)	6	72.5	1.4	111.15	12.7	80.59	15.0	30.1	5.4
Total	87	76.0%	2.4	$142.71	6.5%	$108.51	10.0%	31.0%	1.6

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(1)
Our operating results include only rental revenues received from third-party lessees of these properties, as we do not directly participate in their hotel operating revenues and expenses. Properties previously leased to third parties, which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	Hotel and resort operating profit margin is calculated as hotel and resort operating profit divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

NOTES TO FINANCIAL AND PORTFOLIO INFORMATION

Non-GAAP Financial Measures and Operating Measures
Included in this news release are certain non-GAAP financial measures which are not calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), and operating measures, within the meaning of applicable SEC rules. The non-GAAP financial measures include FFO, Adjusted FFO per diluted share, EBITDA, and Adjusted EBITDA. The operating measures include RevPAR, ADR, occupancy, and hotel and resort operating profit margin. The following discussion defines these terms and why the Company feels they are helpful in understanding performance.

Funds From Operations
The Company considers FFO (and FFO per diluted share) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income or loss. The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss determined in accordance with GAAP, excluding gains or losses from sales of property plus depreciation and amortization (excluding amortization of deferred financing costs) of real estate assets, and after adjustments for the portion of these items related to unconsolidated partnerships and joint ventures.

In calculating FFO, net income is determined in accordance with GAAP and includes the noncash effect of scheduled rent increases throughout the lease terms. This is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. The Company believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. The Company also believes FFO captures trends in occupancy rates, rental rates and operating costs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP, which assumes that the value of real estate diminishes predictably over time. In addition, the Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income or loss), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of the Company’s operating performance. FFO, as presented, may not be comparable to similarly titled measures reported by other equity REITs. Accordingly, the Company believes that in order to facilitate a clear understanding of its consolidated historical operating results, FFO should be considered only as supplemental information and only in conjunction with net income as reported in the accompanying unaudited consolidated financial statements and notes thereto.

Adjusted FFO
The Company defines Adjusted FFO as FFO (defined from above) plus adjustments to include or exclude certain additional recurring and non-recurring items which are described below. The Company believes Adjusted FFO is useful to the Company and to its investors as a supplemental measure in evaluating our financial performance because it helps evaluate the ongoing performance of its properties and facilitates comparisons between the Company and other lodging REITs and non-REIT lodging companies. Adjusted FFO should be considered only as a supplement to net income or loss (computed in accordance with GAAP) as a measure of the Company’s operating performance. Other REITs and lodging companies may calculate Adjusted FFO differently than the Company does and, accordingly, the Company’s calculation of Adjusted FFO may not be comparable to such other companies’ Adjusted FFO measures. The Company adjusted FFO for the following items, which may occur in any period, when calculating Adjusted FFO:

▪
Net membership cash flows - The Company includes net membership cash flows because they significantly contribute to its cash flows from operating activities and are considered an integral part of its ongoing liquidity position.

▪
Loss on extinguishment of debt of unconsolidated entities - The Company excludes the effects of loss on extinguishment of debt of its unconsolidated entities because it believes that including them in FFO is not consistent with reflecting the Company’s ongoing capital structure or the ongoing performance of its consolidated and unconsolidated properties.

▪
Loss on extinguishment of debt - The Company excludes the effects of loss on extinguishment of debt because it believes that including them in FFO is not consistent with reflecting the Company’s ongoing capital structure or its ongoing performance of its properties.

▪
Gain on the sale of common stock - The Company excludes the effect of the gain on the sale of common stock because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

EBITDA
Earnings before interest expense, income taxes, depreciation and amortization, EBITDA, is defined as income (losses) from continuing operations excluding: (i) interest expense, (ii) income tax benefit or expense; and (iii) depreciation and amortization. The Company believes EBITDA is useful to the Company and to an investor as a supplemental corporate level measure in evaluating the Company’s financial performance because EBITDA excludes expenses that the Company believes may not be indicative of its corporate operating performance. By excluding interest expense, EBITDA measures the Company’s financial performance regardless of how it finances its operations and its capital structure. By excluding depreciation and amortization expense, which can vary by property based on factors unrelated to hotel and resort performance, the Company and its investors can more accurately assess the financial performance of the Company’s portfolio. The Company’s management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. In addition, it believes EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements of our business, it does not reflect the amount of capital needed to maintain its properties nor does it reflect trends in interest costs due to interest rate changes or increased borrowings. EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP), as a measure of the Company’s operating performance. Other equity REITs may calculate EBITDA differently than does the Company and, accordingly, its calculation of EBITDA may not be comparable to such other REITs’ EBITDA.
Adjusted EBITDA
The Company defines Adjusted EBITDA as EBITDA (defined from above) plus adjustments to include or exclude certain additional recurring and non-recurring items which are described below. The Company believes Adjusted EBITDA is useful to the Company and to its investors as a supplemental measure in evaluating its financial performance because it helps evaluate the ongoing performance of the Company’s properties and facilitates comparisons between the Company and other lodging REITs and non-REIT lodging companies. Adjusted EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP) as a measure of the Company’s operating performance. Other REITs and lodging companies may calculate Adjusted EBITDA differently than the Company does and, accordingly, its calculation of Adjusted EBITDA may not be comparable to such other companies’ Adjusted EBITDA measures. The Company adjusted EBITDA for the following items, which may occur in any period, when calculating Adjusted EBITDA:
▪
Loss on extinguishment of debt - The Company excludes the effects of loss on extinguishment of debt because it believes that including them in EBITDA is not consistent with reflecting its ongoing capital structure or the ongoing performance of its properties.

▪
Gain on the sale of common stock - The Company excludes the effect of the gain on the sale of common stock because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

▪
Net membership cash flows - The Company includes net membership cash flows because they significantly contribute to its cash flows from operating activities and are considered an integral part of its ongoing liquidity position.

▪	Transaction costs - The Company excludes transaction costs because it believes that including them in EBITDA is not consistent with reflecting the ongoing performance of its properties.
▪
Minority interest adjustments - The Company excludes the minority interest in the income or loss of its consolidated partnerships as presented in its unaudited condensed consolidated statement of operations because the Company believes that including these amounts in EBITDA does not reflect the effect of the minority interest position on its performance since these amounts include its minority partners’ pro-rata portion of depreciation, amortization and interest expense.

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Equity method adjustments - The Company excludes the effect of equity in earnings (losses) from unconsolidated entities as presented in its unaudited condensed consolidated statements of operations because its interest in the earnings (losses) of these entities does not reflect the impact of its minority interest position on the Company’s performance and these amounts include its pro-rata portion of depreciation, amortization and interest expense.

Limitations on the Use of Non-GAAP Financial Measures
FFO, Adjusted FFO per diluted share, EBITDA, and Adjusted EBITDA (i) do not represent cash generated from operating activities determined in accordance with GAAP (which, unlike these measures, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) are not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of operating performance. These measures, as presented, may not be comparable to similarly titled measures reported by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of our consolidated historical operating results, these measures should be considered only as supplemental information and only in conjunction with its net income as reported in the accompanying unaudited consolidated financial statements and notes thereto.

Property Operating Data
The Company’s results of operations are highly dependent upon the operations of its hotel and resort properties. To evaluate the financial condition and operating performance of the Company’s properties, management regularly reviews operating statistics such as revenue per available room (“RevPAR”), average daily room rate (“ADR”), occupancy, and hotel and resort operating profit margin. RevPAR is a commonly used measure within the lodging industry to evaluate hotel and resort operations. The Company defines RevPAR as (i) the average daily room rate, or ADR, charged, multiplied by (ii) the average daily occupancy achieved. The Company defines ADR by dividing room revenue by the total number of rooms occupied by hotel and resort guests on a paid basis during the applicable period. The Company defines occupancy by dividing the total number of rooms occupied by the hotel and resort guests on a paid basis during the applicable period by the total number of available rooms at the property. The Company defines hotel and resort operating profit margin as operating profit at the hotel and resort level, excluding unallocated expenses and certain other expenses which are not captured at the property level, divided by total hotel and resort operating revenues. RevPAR does not include revenue from food and beverage, telephone services or other guest services generated by the property. Although RevPAR does not include these ancillary revenues, the Company considers this measure to be the leading indicator of core revenues for many hotels and resorts. The Company closely monitors what causes changes in RevPAR because changes that result from occupancy as compared to those that result from room rate have different implications on overall revenue levels, as well as incremental operating profit. For example, increases in occupancy at a hotel or resort may lead to increases in ancillary revenues, such as food and beverage and other hotel and resort amenities, as well as additional incremental costs (including housekeeping services, utilities and room amenity costs). RevPAR increases due to higher room rates would not result in these additional room-related costs. For this reason, while operating profit would typically increase when occupancy rises, RevPAR increases due to higher room rates would have a greater impact on the Company’s profitability. The data available to make comparisons is limited by the amount, timing and extent of recent acquisitions made by the Company. The Company uses hotel and resort operating profit margins to evaluate how efficiently expenses are managed at a property in relation to total revenue generated. The Company’s management uses hotel and resort operating profit and the resulting operating profit margin as one measure in determining the value of acquisitions and dispositions and believes this operating measure is used by securities analysts, investors, and other interested parties in the evaluation of equity REITs or other companies in the lodging industry. Hotel and resort operating profit margin should be considered only as a supplement to net income or loss (computed in accordance with GAAP), as a measure of the Company’s operating performance. Other companies in the lodging industry may calculate hotel and resort operating profit margin differently than does the Company and, accordingly, its calculation of hotel and resort operating profit margin may not be comparable to such other companies.

Comparable Properties
The Company defines “comparable properties” as properties owned at the beginning of and during the entirety of both periods being compared. The Company considers 90 properties for the three months ended September 30, 2005 and 83 properties for the nine months ended September 30, 2005 to be “comparable properties.”

Adjusted Comparable Properties
The Company defines “adjusted comparable properties” as properties owned as of the last day of the reporting periods, including properties acquired during the period (for which historical data is available) as if the Company owned the properties since the beginning of the period and excluding properties that were opened during the reporting periods being compared, changed reporting periods during the periods being compared, or are located outside of the United States. For the three and nine months ended September 30, 2005, the Company considers 87 properties to be “adjusted comparable properties.”

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